CUSIP No. 885402107                                          Page 14 of 14 Pages

                                     EXHIBIT

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:  February 21, 2002

                                        AUGUSTINE FUND, L.P.

                                        By:  AUGUSTINE CAPITAL MANAGEMENT, LLC
                                             General Partner

                                        By:      /s/ John T. Porter
                                                 John T. Porter, President


                                        AUGUSTINE CAPITAL MANAGEMENT, LLC

                                        By:      /s/ John T. Porter
                                                 John T. Porter, President


                                        J&B ASSOCIATES

                                        By:      /s/ John T. Porter
                                                 John T. Porter, General Partner


By:  /s/ David R. Asplund
     David R. Asplund

By:  /s/ Thomas Duszynski
     Thomas Duszynski

By:  /s/ David M. Matteson
     David M. Matteson

By:  /s/ Brian D. Porter
     Brian D. Porter

By:  /s/ John T. Porter
     John T. Porter